LETTER OF TRANSMITTAL
TO TENDER SECURITIES PACKAGES CONSISTING OF SHARES OF SERIES E
                  CONVERTIBLE PREFERRED STOCK
         AND WARRANTS TO ACQUIRE SHARES OF COMMON STOCK
                               OF
                       SEDONA CORPORATION

            Tendered Pursuant to the Offer to Purchase
                      dated August 18, 1999
                    _________________________

    THE OFFER TO PURCHASE AND YOUR WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., EASTERN STANDARD TIME ON WEDNESDAY, SEPTEMBER 15,
1999 ("EXPIRATION DATE") UNLESS THE OFFER TO PURCHASE IS
EXTENDED
                    _________________________

   This Letter of Transmittal and Certificates for shares of
       Series E Convertible Preferred Stock and Warrants should be sent or delivered as follows:

                       Sedona Corporation
                649 North Lewis Road, 2nd Floor
                  Limerick, Pennsylvania 19468
                   Attn: William K. Williams

     DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES
 FOR SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK AND
WARRANTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.
                    _________________________

                SIGNATURES MUST BE PROVIDED BELOW.
       PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
          BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

            DESCRIPTION OF SECURITIES PACKAGE TENDERED



NAMES AND ADDRESSES OF
REGISTERED HOLDER(S)

COMPONENTS OF SECURITIES
PACKAGE TENDERED

     Certificate Serial Number(s)



     Total Number of Shares/Warrants
     Represented by Certificates

     Total Number of Shares/Warrants
     Tendered


1. Series E Stock

2. 2.25 Warrants

3. 4.00 Warrants

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Sedona Corporation, a Pennsylvania corporation (the "Company"), the above-described package (the "Securities Packages"), with each Securities Package consisting of all of the undersigned's shares of the Company's Series E Convertible Preferred Stock, par value $1,000 per share (the "Series E Stock"), along with (i) one-third of the undersigned's related $2.25 Warrants to acquire shares of Company common stock ("2.25 Warrants") and
(ii) one- third of the undersigned's related $4.00 Warrants to acquire shares of Company common stock ("4.00 Warrants"). The aggregate repurchase price for the Securities Package is equal to 110% of the principal amount of each share of Series E Stock contained in the Securities Package, along with all dividends which have accrued through the date of the closing of the Offer to Purchase on the shares of Series E Stock in the Securities Package (the "Repurchase Price"). The Repurchase Price shall be paid to the undersigned in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 1999, the receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer to Purchase").

     Upon the terms and subject to the conditions of the Offer to Purchase (including, if the Offer to Purchase is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to the Securities Package (and the components thereof) that is being tendered hereby. The undersigned hereby irrevocably constitutes and appoints William K. Williams and Michael Mulshine, or either of them, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Securities Package (and the components thereof), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such Securities Package (and the components thereof), or transfer ownership of such Securities Packages (or the components thereof) to or upon the order of the Company, all in accordance with the terms of the Offer to Purchase.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, sell, transfer, and assign the Securities Package tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that such Securities Package (and the components thereof) will not be subject to any adverse claim when the same are accepted by the Company. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary to complete the sale, assignment and transfer of the Securities Package tendered hereby.

     The undersigned also represents, warrants and covenants that the undersigned has read and agrees to all of the terms of the Offer to Purchase. The undersigned recognizes that, under circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer to Purchase or may not be required to accept for payment the Securities Package tendered herewith.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Any tender pursuant to this Letter of Transmittal may only be revoked in accordance with the procedures set forth in the Offer to Purchase.

     The undersigned understands that the tender of the Securities Package (and the components thereof) pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions set forth herein and in the Offer to Purchase.

     The undersigned understands that if the undersigned delivers a warrant certificate representing more warrant shares than the undersigned desires to (or is permitted to) tender, and if the tender is accepted, the Company will deliver a new warrant certificate(s) to the undersigned representing the balance of the warrant shares held by the undersigned.

HOLDER(S)  SIGN HERE  ______________________________
Signature of Owner  ______________________________
Signature of Co-Owner (if applicable)
Name(s):  ______________________________
(please print)
______________________________
(please print)

Date:          ______________________________
Capacity: ______________________________
(please include full title)
Address:  ______________________________
______________________________
Telephone:     (____)________________________
Tax Identification or Social Security Number:
_________________

  (This Letter of Transmittal must be signed by the registered holder(s) exactly as name(s) appear(s) on the certificates.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3 of this Letter of Transmittal.)

     INSTRUCTIONS Forming Part of the Terms and Conditions of the Offer to Purchase

       1. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used to tender Securities Packages pursuant to the Offer to Purchase. All share and warrant certificates, as well as a properly completed and duly executed Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Company at the address set forth above on or prior to the Expiration Date.

  THE METHOD OF DELIVERY OF SHARES AND WARRANTS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF SHARES AND WARRANTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY
DELIVERY TO THE COMPANY.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their Securities Packages.

     2. Inadequate Space. If the space provided herein is inadequate, list and attach hereto on a separate schedule, the share and warrant certificate serial numbers and the number of shares and warrants being tendered.

     3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. The signature on the Letter of Transmittal must correspond with the name as written on the face of the shares and warrants without alteration, enlargement or any change whatsoever. If any of the shares and warrants tendered are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any of the shares and warrants tendered are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of shares and warrants. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary capacity or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

     4. Transfer Taxes. The Company will pay any transfer taxes with respect to the transfer and sale of any of the shares and warrants to it or its order pursuant to the Offer to Purchase. If for any reason other than the transfer of shares and warrants to the Company or its order pursuant to the Offer to Purchase a transfer tax is imposed, the amount of the transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering shareholder. Any such transfer tax payable by the tendering shareholder will be deducted from the aggregate purchase price unless satisfactory evidence of payment of such tax or exemption therefrom is submitted.

     EXCEPT AS PROVIDED IN THIS INSTRUCTION 4, IT WILL NOT BE
NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO SHARES
LISTED IN THIS LETTER OF TRANSMITTAL.

     5. Irregularities and Waiver of Conditions. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Securities Packages will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tender of Securities Packages determined by it not to be in proper form, or the acceptance or exchange of which may, in the opinion of the Company's counsel, be unlawful.
The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Securities Packages or any particular holder, and the Company's interpretations of the terms and conditions of the Offer to Purchase (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person will be under any duty or obligation to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice. Any Securities Packages received by the Company that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the appropriate tendering holders as soon as practicable.

     6. Requests for Assistance or Additional Copies. Requests for information or additional copies of the Offer to Purchase or this Letter of Transmittal should be directed to William K. Williams and the Company, 649 North Lewis Road, 2nd Floor, Limerick, Pennsylvania 19468, telephone (610) 495-6701.

     7. Taxpayer Information and Substitute W-9. All shareholders must complete the "Substitute Form W-9" set forth below by providing the Shareholder's name, address, city, and either (i) state and zip code, or (ii) country of residence.

     United States federal income tax law requires that a United States holder who surrenders share to provide the Company (as payor) with his or her correct taxpayer identification number ("TIN"), which, if the surrendering holder is an individual, is his or her social security number. If the Company is not provided with the correct TIN, the surrendering holder may be subject to a penalty imposed by the Internal Revenue Service and payments that are made by the Company to the tendering holder may be subject to a 31% backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained. Exempt persons (including, among others, all corporations) are not subject to these backup withholding and reporting requirements.

     To prevent the 31% backup withholding tax, each surrendering United States holder must provide his or her correct TIN by completing Part 2 of the "Substitute Form W-9" set forth above, certifying that the TIN provided is correct (or that the surrendering holder is awaiting a TIN) and that
(a) the surrendering holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends, or (b) the Internal Revenue Service has notified the surrendering holder that he or she is no longer subject to backup withholding or certify in accordance with the enclosed Guidelines that such surrendering holder is exempt from backup withholding.

     8. Mutilated, Lost, Stolen or Destroyed Shares. Any exchanging Shareholder whose shares have been mutilated, lost, stolen or destroyed should contact William K. Williams at the Company for instructions.

                     SUBSTITUTE FORM W-9

PAYOR'S REQUEST FOR TAX IDENTIFICATION NUMBER (TIN)  PAYOR'S
NAME:  Sedona Corporation PAYEE'S NAME AND ADDRESS:
______________________________
______________________________
______________________________
PART 1    PLEASE PROVIDE YOUR TIN IN THE SPACE AT RIGHT AND
CERTIFY BY SIGNING BELOW      ___________________________

          (Social Security Number)

       or
                           ___________________________

       (Employer Identification Number)

                           PART 2

   AWAITING TIN (check if awaiting TIN)    _____
CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT
(1) the number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.


_________________________
_________________________
Signature                          Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE      IF YOU
CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either
(a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

________________________           _________________________
Signature                          Date